AMENDMENT AND RESTATEMENT OF
INTEGRAL VISION, INC. 2008 EQUITY INCENTIVE PLAN

Integral Vision, Inc. ("Company") hereby amends and restates the Integral Vision, Inc. 2008 Equity Incentive Plan ("Plan"), effective March 24, 2009, as set out herein.

ARTICLE I
APPROVAL AND PURPOSE

Section 1.01. Approval of Amendment and Restatement.  The Company's Board of Directors approved this Amendment and Restatement of the Plan on March 24, 2009, contingent on approval by the Company's shareholders at or before the 2009 annual meeting of shareholders, and the Company's shareholders approved this Amendment and Restatement of the Plan on May ___, 2009.

Section 1.02. Description of Plan.  The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Company can grant equity-based incentives to eligible employees of the Company or any Subsidiary as well as non-employee directors, consultants, or advisors who are in a position to contribute materially to the Company’s success ("Participants").  The Plan permits the Compensation Committee of the Company's Board of Directors to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Shares, all as provided herein.

Section 1.03. Purpose of Plan.  The purpose of the Plan is to further the growth, development, and financial success of the Company by providing for stock-based incentives to Participants that align their interests more closely with those of the Company's shareholders.  The Company also believes that the Plan will assist it in its efforts to attract and retain quality employees, directors, consultants, and advisors.

ARTICLE II
DEFINITIONS AND RULES OF CONSTRUCTION

Section 2.01. Definitions.  When capitalized in this Plan, the following terms shall have the meanings specified below, unless the context otherwise requires:

(a)    "Advisor" means an individual who provides valuable services to the Company or a Subsidiary in a capacity other than as an Employee or Director.

(b)    "Agreement" means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

(c)    "Award" an Incentive Stock Option, a Non-Qualified Stock Option, Restricted Stock, or Shares granted pursuant to the Plan.

(d)    "Board of Directors" or "Board" means the Company's Board of Directors, as constituted from time to time.

(e)    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f)    "Committee" means the committee described in Section 3.01; provided however, to the extent that the Board has not designated a Committee, "Committee" means the "Board."

(g)    "Company" means Integral Vision, Inc.

(h)    "Director" means a director of the Company or a Subsidiary who is not also an Employee.

(i)    "Effective Date" means March 12, 2008, the effective date of the Plan.

(j)    "Employee" means any individual employed by the Company or a Subsidiary, including an employee who is a member of the Board or the board of directors of a Subsidiary.

(k)    "Employer" means the Company and/or a Subsidiary.

(l)    "Exercise Price" means the price required to be paid to the Company upon the exercise of an Award.

(m)    "Fair Market Value" means, with respect to a Share on any date, as follows:

(1) if the Shares are listed or admitted to trade and are readily tradable on a national securities exchange, the closing price of a Share on the principal national securities exchange on which the Shares are listed or admitted to trade on such date, or, if there is no trading of the Shares on such date, the closing price of a Share as quoted on the next preceding date on which there was trading in Shares;

(2) if the Shares are not subject to paragraph (1) above, but are readily tradable on an established securities market, the closing price of a Share on such date on such market, or if there is no trading of the Shares on such date, the closing price of a Share on the next preceding date on which there was trading in Shares; and

(3) if the Shares are not subject to paragraph (1) or (2) above, the fair market value of the Shares on such date, as determined by the Committee in a manner that satisfies the requirements of Code Section 409A and the guidance thereunder for exempt equity-based compensation.

(n)    "Grant Date" means the date on which the Committee or its designee approves the grant of an Award.  Notwithstanding the preceding sentence, if the Committee grants an Option and expressly designates a future Grant Date, with the minimum per Share Exercise Price based on the Fair Market Value of a Share on that future date, such future date shall be the Grant Date.

(o)    "Incentive Stock Option" means an option for Shares granted pursuant to the Plan that satisfies the requirements of Code Section 422.

(p)    "Non-Qualified Stock Option" means an option for Shares granted pursuant to the Plan that is not an Incentive Stock Option.

(q)    "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

(r)    "Participant" means a person to whom an Award has been granted under the Plan, provided, however, a Participant shall cease to be such at such time as all Awards granted to him under the Plan have been exercised and/or forfeited.

(s)    "Period of Restriction" means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.

(t)    "Plan" means the Integral Vision, Inc. 2008 Equity Incentive Plan, as set out in this document, as amended from time to time.

(u)    "Restricted Stock" means Shares awarded pursuant to the Plan that, at the time of grant, are non-transferable and subject to a substantial risk of forfeiture.

(v)    "Prior Plan" means the Integral Vision , Inc. 2004 Stock Option Plan.

(w)    "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(x)    "Separation from Service," "Separates from Service," or any variation of such term means, (i) in the case of an Employee, a complete termination of the employment relationship between the Employee and all Employers, (ii) in the case of a Director, termination of the Director's service as a Director, and (iii), in the case of an Advisor, a complete termination of the contractual relationship between the Advisor and the Company and all Subsidiaries.

(y)    "Share" means a share of the Company's common stock.

(z)    "Subsidiary" means any company that is a "subsidiary corporation" of the Company within the meaning of Code Section 424.

Section 2.02. Rules of Construction.  The following rules shall apply in construing the Plan and any Agreement:

(a)    Except as expressly provided below, the Plan, all Awards and Agreements, and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Michigan without regard to conflict of law principles.

(b)    Words used in the masculine shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.

(c)    Provisions of the Plan applicable to Incentive Stock Options shall be construed to effect compliance with Code Section 422.

(d)    Captions and headings are for convenience only, and they shall not affect the construction of the Plan or any Agreement.

(e)    Reference to any provision of the Code or other law shall be deemed to include a reference to the successor of such provision.

(f)    The Plan and the Awards are intended to comply with and shall be construed to effect compliance with, the exemptions under Rule 16b-3, in the case of Participants who are subject to Section 16 of the Securities Exchange Act of 1934; provided, however, the Company shall have no liability to any Participant for Section 16 consequences of an Award.

(g)    It is intended that Options shall qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Code Section 162(m), and the Plan and the Agreements shall be construed accordingly.

(h)    It is intended that all Awards shall be exempt from the provisions of Code Section 409A, and the provisions of the Plan and all Agreements shall be construed in accordance with such intent.

(i)    If a court of competent jurisdiction holds any provision hereof invalid and unenforceable, the remaining provisions shall continue in effect, provided that the essential economic terms of the Plan and any Award can still be enforced.

ARTICLE III
ADMINISTRATION

Section 3.01. Committee.  Except as otherwise provided herein, the Plan shall be administered by the compensation committee of the Board.  The Committee shall consist solely of two or more non-employee directors (within the meaning of Rule 16b-3) who are "outside directors" for purposes of Code Section 162(m) and the regulations thereunder.  Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

Section 3.02. Powers of Committee.  Subject to the express provisions of the Plan and any express limitations on its authority, the Committee is authorized and empowered to administer the Plan and to (i) designate those persons who are Participants; (ii) grant Awards; (iii) determine the effective date of each Award, the number of Shares subject to the Award, and the other terms and conditions governing the Award, which terms and conditions need not be the same for each Award; (iv) interpret the Plan; (v) determine the Fair Market Value of the Shares; (vi) accelerate the time during which an Option may be exercised or the restrictions applicable to Shares of Restricted Stock shall lapse, notwithstanding any provision of the applicable Agreement; (vii) prescribe, amend, and rescind rules relating to the Plan; (viii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award; (ix) determine the rights and obligations of Participants under the Plan; and (x) make all other determinations deemed necessary or advisable for the administration of the Plan.  Notwithstanding the preceding provisions, the Committee is not authorized to take any action that would cause an Award to become subject to the provisions of Code Section 409A.

Section 3.03. Binding Determinations.  Subject only to compliance with the express provisions hereof, the Board and Committee may act in their sole discretion with respect to matters within their authority related to the Plan, and any action taken by, or inaction of, the Company, the Board, or the Committee consistent with the terms of the Plan and relating or pursuant to the Plan shall be conclusive and binding on all persons.

Section 3.04. Reliance on Experts.  In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and rely upon the advice of experts, including employees of and professional advisors to the Company.

Section 3.05. Delegation.  The Committee may delegate ministerial non-discretionary functions to one or more Company officers or employees.  Subject to applicable law, the Committee may delegate to the Company's Chief Executive Officer all or part of its authority and duties with respect to the granting of Awards to individuals who are not (i) subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 or (ii) covered employees within the meaning of Code Section 162(m)(3).  Any delegation pursuant to this Section shall specify the duration of the delegation and limit the amount and types of Awards that may be granted pursuant thereto.

Section 3.06. Limitations on Liability.  No director, officer, or agent of the Company shall be liable for any action, omission, or decision under the Plan that is taken, made, or omitted in good faith.

ARTICLE IV
ELIGIBILITY

The Committee shall, from time to time, designate those persons eligible to receive Awards under the Plan from among Employees, Directors, and Advisors.  The Committee may grant more than one Award to any Participant.

ARTICLE V
SHARES SUBJECT TO AWARDS

Section 5.01. Shares Available The only shares subject to Awards shall be the Company's authorized, but unissued, or reacquired Shares.  Upon the expiration or termination, in whole or in part, for any reason of an outstanding Award or any portion thereof that shall not have vested or shall not have been exercised in full, or upon the surrender of Shares as payment for an Award, any Shares subject to the Award that have not been acquired by the Participant or that are forfeited or surrendered by the Participant shall again become available for the granting of additional Awards.

Section 5.02. Aggregate Share Limit.  Subject to adjustment as provided in Section 5.05 and any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance pursuant to Awards shall not exceed the sum of the following:

(a)    4,828,000 Shares authorized upon original adoption of Plan, plus

(b)    2,500,000 Shares, plus

(c)    any Shares covered by an Award under the Plan or option under the Prior Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the Award or option under the Prior Plan, plus

(d)    any Shares exchanged by a Participant as full or partial payment to the Company of the Exercise Price of any Award under the Plan.

Section 5.03. Limitation Applicable to Incentive Stock Options.  The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan is 7,328,000 Shares, subject to adjustment under Section 5.05.  The only limitations on the number of Shares available for Awards other than Incentive Stock Options shall be those specified in Sections 5.02 and 5.04.

Section 5.04. Annual Limitations on Awards to Any Participant.  The maximum number of Shares subject to all Awards granted in any calendar year to a Participant shall be limited to 400,000, subject to adjustment under Section 5.05.  Notwithstanding the preceding sentence, the Committee may grant to the Company's Chief Executive Officer Awards of up to 2,000,000 Shares during the two-year period beginning on the Effective Date and up to an additional 1,500,000 Shares for the two-year period beginning on March 24, 2009.

Section 5.05. Adjustments Upon Recapitalization or Reorganization.  If the outstanding Shares are changed into, or exchanged for, a different number or kind of shares or securities of the Company through any capital reorganization or reclassification, or if the number of outstanding Shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made by the Committee in the number, kind, and/or Exercise Price with respect to Shares as to which Awards may be granted under the Plan.  A corresponding adjustment shall likewise be made in the number, kind, and/or Exercise Price for Shares with respect to which there are unexercised outstanding Awards.  Any such adjustment in an outstanding Award, however, shall be made without change in the total price applicable to the unexercised portion of the Award but with a corresponding adjustment in the price for each Share covered by the Award.  In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive, and binding.  No fractional Shares shall be issued or issuable under the Plan on account of any such adjustment.  No adjustment shall be made pursuant to this Section, if it would cause an Award to become subject to Code Section 409A or would cause an Incentive Stock Option to fail to be such.

ARTICLE VI
OPTION GRANTS

Section 6.01. Option Grants.  The Committee may grant Non-Qualified Stock Options to any Employee, Director, or Advisor, and it may grant Incentive Stock Options to any Employee, in each case, as it deems appropriate.  The Company may assume options granted by an organization acquired by the Company or may grant Options in replacement of, or in substitution for, any such options.  Each Option shall consist of a right to purchase a specified number of Shares during a specified period and at a specified Exercise Price, all as determined by the Committee.  In addition to the terms, conditions, vesting periods, and restrictions established by the Committee in the Agreement, each Incentive Stock Option must comply with the requirements of Code Section 422 and Section 6.03.

Section 6.02. Terms and Conditions of Options; Agreements.  Each Option shall be evidenced by an Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

(a)    Grant and Notice of Option.  The date of an Option grant shall, for all purposes, be the date on which the Committee or its designee makes the determination granting such Option, unless the Committee designates a specific future Grant Date at such time.  Notice of the determination shall be given to each Participant to whom an Option is granted within a reasonable time after the Grant Date.  The grant of an Option shall not obligate the Participant to exercise it.

(b)    Number of Shares.  The Agreement shall state the number of Shares with respect to which each Option is granted and whether the Option is a Non-Qualified Stock Option or Incentive Stock Option.

(c)    Exercise Price.  The Agreement shall state the per Share Exercise Price for the Shares subject to the Option.  The per Share Exercise Price under an Option shall not be less than the Fair Market Value of a Share on the Grant Date.  For Incentive Stock Options, the per Share Exercise Price shall satisfy the requirements of Section 6.03 and the provisions of the Code applicable to incentive stock options.

(d)    Exercise and Payment of Exercise Price.  A Participant may exercise a vested Option by (i) giving written notice to the Company specifying the number of Shares to be purchased and accompanied by payment of the full Exercise Price therefor in cash, by check, or in such other form of lawful consideration as the Committee may approve, including without limitation and in the sole discretion of the Committee, the transfer by the Participant to the Company of outstanding Shares held by the Participant in a manner intended to comply with the provisions of Rule 16b-3, if applicable, and (ii) satisfying any other requirements set forth herein (including, without limitation, the tax withholding requirements of Article IX) or in the applicable Agreement.  Any Shares delivered by the Participant in connection with the exercise of an Option must have been owned by the Participant for at least six months as of the date of delivery.  Shares used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise.

(e)    Restrictions on Grants. Notwithstanding any other provisions set forth herein or in an Agreement, no Option may be granted under the Plan after March 11, 2018.

(f)    Limitations on Transfer.  No Option may be assigned, transferred, or pledged, except by will or under the laws of descent and distribution.  During the lifetime of a Participant, an Option may be exercised only by the Participant and may not be assigned, transferred, or pledged.

(g)    Vesting of Options.  Options shall vest based on longevity of service and/or other schedules established by the Committee, as set forth in each Agreement.  The Committee may grant Options that are fully vested and exercisable at grant.

(h)    Issuance of Shares and Compliance with Securities Laws.  The Company may postpone the issuance and delivery of certificates representing Shares until (i) the admission of such Shares to listing on any stock exchange on which Shares are then listed and (ii) the completion of such registration or other qualification of Shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete; provided, however, a person purchasing or otherwise receiving Shares pursuant to the Plan has no right to require the Company to register the Shares under federal or state securities laws at any time.  Any person purchasing or otherwise receiving Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such Shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the Shares in compliance with the provisions of those or any comparable acts.

Section 6.03. Additional Limitations Applicable to Incentive Stock Options.

(a)    General.  The limitations and conditions of this Section, in addition to the terms and conditions otherwise specified by the Plan and the Agreement, shall apply to all Incentive Stock Options.

(b)    Price.  The per Share Exercise Price under an Incentive Stock Option shall be not less than the Fair Market Value of a Share on the Grant Date.  In the case of an Incentive Stock Option granted to an Employee who is a 10% shareholder, the per Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)    Exercise Period.  Unless terminated earlier pursuant to other terms and provisions of the Agreement or the Plan, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five years from the Grant Date, if the Participant is a 10% shareholder (as defined in Code Section 422(b)(6)), and not more than ten years from the Grant Date, if the Participant is not a 10% shareholder (as defined in Code Section 422(b)(6)).  An Option shall not be treated as an Incentive Stock Option if it is exercisable by the Participant more than (i) three months after his termination of employment (ii), if the Participant is disabled (within the meaning of Code Section 22(e)(3)), 12 months after his termination of employment.

(d)    Maximum Exercise Rule.  The aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan and any other incentive stock option plan (within the meaning of Code Section 422) of the Company or any parent or subsidiary corporation of the Company shall not exceed $100,000.

(e)    Other Restrictions.  Incentive Stock Options may be granted only to employees of the Company (or a Subsidiary) that satisfy the other eligibility requirements of the Code.  There shall be imposed in any Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required for the Option be an "incentive stock option" within the meaning of Code Section 422.

Section 6.04. Termination of Options.

(a)    Each Option granted under the Plan shall set forth a termination date, which shall be not later than ten years from the Grant Date, subject to earlier termination as set forth in this Plan or the Agreement.

(b)    The Committee shall establish the effect of a Separation from Service on the rights and benefits under each Option and in so doing may make distinctions based upon, among other factors, the cause of Separation from Service.  Following Separation from Service, an Option may be exercised only in accordance with the applicable Agreement and, unless otherwise expressly provided by the Committee, only with respect to that number of Shares for which the Option could have been exercised by the Participant on the date of Severance from Service.

(c)    The Committee may cancel any unexpired Options at any time, if the Participant is not in compliance with all applicable provisions of the Plan or with any Agreement, or if the Participant, whether or not he is currently employed by an Employer, engages in any of the following activities without the prior written consent of the Employer:

(1) directly or indirectly renders services to or for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Employer; or

(2) discloses to anyone outside of the Employer, or uses for any purpose other than the Employer's business, any confidential or proprietary information or material relating to the Employer, whether acquired by the Participant during or after employment with the Employer.

The Committee may, in its discretion and as a condition to the exercise of an Option, require a Participant to acknowledge in writing that he is in compliance with all applicable provisions of the Plan and of any Agreement and has not engaged in any activities referred to in clauses (1) and (2) above.

(d)    Subject to Section 6.06, (i) upon the dissolution, liquidation, or sale of all or substantially all of the business, properties, and assets of the Company, (ii) upon any reorganization, merger, consolidation, sale, or exchange of securities in which the Company does not survive, (iii) upon any sale, reorganization, merger, consolidation, or exchange of securities in which the Company does survive and any of the Company's shareholders have the opportunity to receive cash, securities of another corporation, partnership, or limited liability company and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13d of the Exchange Act) of beneficial ownership of more than 50% of the then outstanding Shares (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein as an "Extraordinary Event"), the Plan and each outstanding Option shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the substitution, assumption, settlement, or other continuation of the Options.  If Options are to terminate (with no substitution, assumption, settlement, or other continuation) in such circumstances, each Participant shall have the right, by giving notice at least ten days before the effective date of the Extraordinary Event ("Effective Date"), to exercise on or before the Effective Date, in whole or in part, any unexpired Option issued to the Participant, to the extent that the Option is vested and exercisable as of the Effective Date.

Section 6.05. Rights as a Shareholder. Unless otherwise provided by the Board or the Committee, a Participant shall have rights as a shareholder with respect to Shares covered by an Option, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him and, if payment is required, only after payment if full has been made for such Shares.

Section 6.06. Acceleration of Options.

(a)    Notwithstanding the preceding provisions of this Article or any provision to the contrary contained in a particular Agreement, the Committee, in its sole discretion, may accelerate the vesting and exercisability of all or any portion of any Option then outstanding.  The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be final.  In the event of the acceleration of the exercisability of Option as the result of a decision by the Committee pursuant to this Section, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not materially adversely affect the rights of any Participant without the consent of that Participant.  Any outstanding Option that has not been exercised by the holder at the end of such period shall terminate automatically at that time.

(b)    If the vesting of an Option has been accelerated in anticipation of an event, and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Options.

Section 6.07. Substitute Options.  If the Company at any time should succeed to the business of another entity through a merger, consolidation, corporate reorganization or exchange, or through the acquisition of stock or assets of such entity or its subsidiaries or otherwise, the Committee may grant Options under the Plan to option holders of such entity or its subsidiaries, in substitution for options to purchase shares in such entity held by them at the time of succession.  The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such entity), the number of Options to be received by each such person, the exercise price of such Option, and the other terms and conditions of such substitute Options.

ARTICLE VII
RESTRICTED STOCK

Section 7.01. Grants of Restricted Stock.  Subject to the terms and provisions of the Plan, including Article V, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee, Director, or Advisor in such amounts as the Committee, in its sole discretion, shall determine.

Section 7.02. Restricted Stock Award Agreement.  Each Award of Restricted Stock shall be evidenced by an Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award.

Section 7.03. Restrictions on Transferability.  Except as provided in herein, Shares of Restricted Stock may not be assigned, transferred, or pledged, whether by operation of law and whether voluntarily or involuntarily, until the end of the applicable Period of Restriction.

Section 7.04. Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Article.  Such restrictions may be based upon any one or more of the following criteria: (i) the achievement of specific performance targets, (ii) vesting based on period of service with the Company and any of its Subsidiaries, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

Section 7.05. Legend on Certificates.  The Committee, in its sole discretion, may require the placement of a legend on certificates representing Shares of Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

THE SALE, PLEDGE, OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE INTREGRAL VISION, INC. 2008 EQUTY INCENTIVE PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF INTEGRAL VISION, INC.

Section 7.06. Removal of Restrictions.  Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant in accordance with the terms of the Award.  The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse or remove any restrictions.

Section 7.07. Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

Section 7.08. Return of Restricted Stock to Company.  On the date set forth in the applicable Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.

Section 7.09. Termination of Service.  Unless otherwise provided in an Agreement or determined by the Committee, if a Participant Terminates Service during the Period of Restriction, Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and thereafter shall be available for the grant of new Awards; provided, however, that the Committee shall have the sole discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Shares of Restricted Stock.

Section 7.10. Issuance of Shares and Compliance with Securities Laws.  The Company may postpone the issuance and delivery of certificates representing Shares until (i) the admission of such Shares to listing on any stock exchange on which Shares are then listed and (ii) the completion of such registration or other qualification of Shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete; provided, however, a person purchasing or otherwise receiving Shares pursuant to the Plan has no right to require the Company to register the Shares under federal or state securities laws at any time.  Any person purchasing or otherwise receiving Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such Shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the Shares in compliance with the provisions of those or any comparable acts.

ARTICLE VIII
SHARE GRANTS

Subject to the provisions of the Plan, including Article V and this Section, the Committee may make an Award of Shares to any Employee, Director, or Advisor in such amount as the Committee, in its sole discretion, may determine.  A grant pursuant to this Section may be evidenced by an Agreement or such other documents as the Committee, in its sole discretion, determines to be appropriate.  Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article IX.

ARTICLE IX
WITHHOLDING OF TAXES

The Company (or a Subsidiary) may deduct and withhold from the wages, salary, bonus, and other income paid by the Company (or Subsidiary) to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, lapse of restrictions on Restricted Stock, grant of Shares, or sale of Shares issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations.  This withholding of tax shall be made from the Company's (or Subsidiary's) concurrent or next payment of wages, salary, bonus, or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of Shares issued upon exercise of an Option, lapse of restrictions, or award of Shares (for which purpose such Shares shall be valued at Fair Market Value at such time).  Notwithstanding the foregoing, the Company shall not be obligated to issue certificates representing the Shares to be acquired through the exercise of an Option or grant of an Award, if the Participant fails to provide the Company with adequate assurance that the Participant will pay such amounts to the Company as required herein.  Participants shall notify the Company in writing of any amounts included as income in the Participants' federal income tax returns in connection with an Award.  Any Shares or cash withheld by the Company to satisfy a Participant's withholding tax obligation in connection with an Award shall not exceed the number of Shares or amount of cash necessary to satisfy the minimum required levels of withholding under applicable law.

ARTICLE X
COMPLIANCE WITH LAWS

Section 10.01. General.  The Plan, the granting and vesting of Awards under the Plan, and the offer, issuance, and delivery of the Shares to Awards are subject to compliance with all applicable federal and state laws, rules, and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  A person acquiring any securities under the Plan shall, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

Section 10.02. Compliance with Securities Laws.  No Participant shall sell, pledge, or otherwise transfer Shares acquired pursuant to an Award or any interest in such Shares except in accordance with the express terms of the Plan and the applicable Agreement.  Any attempted transfer in violation of this Section shall be void and of no effect.  Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws. Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Shares or file any registration statement under either federal or state securities laws.

ARTICLE XI
TERMINATION OF PLAN

The Plan shall terminate at the close of business on March 11, 2018, provided, however, the Board may, in its sole discretion, terminate the Plan at any prior time.  Subject to Sections 6.04 and 6.06, no such termination shall in any way affect any Award then outstanding or the Committee's authority hereunder with respect to such Award.

ARTICLE XII
AMENDMENT OF PLAN

Subject to Article VI, the Committee may make such amendments to the Plan and/or an Agreement as it shall deem advisable; provided, however, except as permitted by Article VI, no amendment shall materially adversely affect any Award then outstanding without the written consent of the affected Participant.  Adjustments contemplated by Section 5.05 shall not be deemed to be amendments for purposes of the foregoing.  Shareholder approval for any amendment shall be required only to the extent required under applicable law, including Code Section 162(m) and Code Section 422 and other provisions of the Code applicable to incentive stock options, or to the extent deemed necessary or advisable by the Board.

ARTICLE XIII
INDEMNIFICATION

In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any act or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in satisfaction of a judgment in any such action, suit, or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is not entitled to indemnification under applicable law; provided, however, within 60 days after institution of any such action, suit, or proceeding, such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit, or proceeding.  The Company shall not be obligated to indemnify any Committee member with regard to the settlement of any action, suit, or proceeding to which the Company did not give its prior written consent.

ARTICLE XIV
NOT AN EMPLOYMENT OR CONSULTING AGREEMENT

Nothing contained in the Plan or in any Agreement shall confer, intend to confer, or imply any right of employment or right to continued employment by, or rights to a continued relationship with, the Company (or any affiliate) in favor of any Participant or limit the ability of the Company (or any affiliate) to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship between the Company and the Participant, subject to the terms of any written agreement between the Company and the Participant.  In addition, nothing contained in the Plan or in any Agreement shall preclude any lawful action by the Company or the Board.  Status as an eligible person under the Plan shall not be construed as a commitment that any Award will be granted to the eligible person.

ARTICLE XV
MISCELLANEOUS

Section 15.01. Non-Exclusivity of Plan.  Nothing in the Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant options or authorize any other compensation, with or without reference to the Shares, under any other plan or independent authority.

Section 15.02. No Restriction on Corporate Powers.  The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 15.03. No Fiduciary Duties.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person.